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                                                                    EXHIBIT 8.1


                    [LETTERHEAD OF VINSON & ELKINS L.L.P.]



                              November 19, 1996

Meridian Industrial Trust, Inc.
455 Market Street, 17th Floor
San Francisco, CA 94105

Gentlemen:

        You have requested our opinion concerning: (a) the ability of Meridian Industrial Trust, Inc. (the "Company") to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) the accuracy of the tax discussion in the Registration Statement on Form S-11 filed by the Company on November 19, 1996 with the Securities and Exchange Commission, pursuant to Rule 462(b),
(the "Registration Statement") relating to 3,910,000 shares of the Company's common stock, par value $.001 per share. Capitalized terms used but not defined herein have the meanings specified in the Registration Statement.

        We have examined the Registration Statement and the Form S-11 Registration Statement incorporated by reference therein (Registration No. 333-14987, the "Incorporated Registration Statement"), the Company's Articles of Incorporation, and such other documents as we considered necessary or appropriate for purposes of issuing our opinions. We also received certain representations from officers of the Company. In rendering the opinions set forth below, we have relied upon these representations, and the information presented in the Incorporated Registration Statement and other documents, without undertaking any independent verification of the accuracy or completeness of those matters.

        In our review, we have assumed that each representation and all other information that we reviewed is true and correct in all material respects and will remain true and correct, that all obligations imposed by any documents on the parties have been or will be performed, that the Incorporated Registration Statement and other information fairly describes the past and expected future actions of the parties, and that the Company has been and will be operated in a fashion consistent with the expectations described in the Incorporated Registration Statement and the representations. We have not made an independent investigation of the accuracy or completeness of those matters and have assumed that the information made available to us accurately and completely describes all material facts relevant to our opinion.
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Meridian Industrial Trust, Inc.
November 19, 1996
Page 2

        Based on the facts and representations referred to above, and subject to the analysis, qualifications and assumptions presented under the heading "Federal Income Tax Considerations" in the Incorporated Registration Statement, it is our opinion that:

           (1) The Company has qualified as a REIT for its taxable year ending December 31, 1995.

           (2) The Company is organized in conformity with requirements for qualification as a REIT and its method of operation has and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, provided the Company continues to meet the asset composition, source of income, shareholder diversification, distribution, record keeping, and other requirements of the Code necessary for the Company to qualify as a REIT. No assurance can be given that the Company will qualify as a REIT for any particular period, however, because that determination involves factual determinations as to whether the Company actually complies with the various requirements of the Code necessary for the Company to qualify as a REIT, and in part may turn upon whether each of the Merged Trusts previously complied with those requirements.

           (3) The discussion in the Incorporated Registration Statement under the heading "Federal Income Tax Considerations" fairly summarizes the material federal income tax considerations to a purchaser of the Common Stock.

        Our opinions are based upon existing provisions of the Code, regulations promulgated or proposed thereunder and interpretations thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Vinson & Elkins L.L.P. under the headings "Prospectus Summary," "Federal Income Tax Considerations" and "Legal Matters" in the Incorporated Registration Statement. In giving this consent, we do not thereby admit that we are within the category of the persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,



                                /s/ Vinson & Elkins L.L.P.